UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2016

ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 Theodore Fremd Avenue

Suite 300

Rye, New York 10580

(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 4, 2016, Acadia Realty Trust (the “Company”) announced that it commenced an underwritten public offering (the “Offering”) of 3,600,000 of its common shares of beneficial interest (“Common Shares”) on a forward basis in connection with the Forward Sale Agreement (as defined below). Barclays Capital Inc. and Citigroup Global Markets Inc. (in such capacity, together with Barclays Capital Inc., the “Underwriters”) acted as underwriters for the Offering and have been granted a 30-day option to purchase up to an additional 540,000 Common Shares (the “Option to Purchase Additional Shares”). A copy of that press release is attached as Exhibit 99.1 hereto.

In connection with the Offering, the Company entered into (i) a Forward Sale Agreement dated April 4, 2016,(the “Forward Sale Agreement”) with an affiliate of Citigroup Global Markets Inc. (such affiliate, the “Forward Purchaser”) and (ii) an Underwriting Agreement dated April 4, 2016 (the “Underwriting Agreement”) by and among the Company, Acadia Realty Limited Partnership, the Underwriters, Citigroup Global Markets Inc., as agent for its affiliated Forward Purchaser (in such capacity, the “Forward Seller”), and the Forward Purchaser, pursuant to which the Forward Seller borrowed from third parties and sold to the Underwriters an aggregate of 3,600,000 Common Shares, at $34.60 per share. If the Option to Purchase Additional Shares is exercised, additional Common Shares will be sold by the Forward Seller to the Underwriters and the Company will enter into one or more Additional Forward Sale Agreements with the Forward Purchaser in respect of the number of Common Shares that are subject to exercise of the Option to Purchase Additional Shares.

On April 5, 2016 the Company announced the pricing of the Offering. A copy of the press release related to the pricing is attached as Exhibit 99.2 hereto.

Pursuant to the terms of the Forward Sale Agreement, and subject to its right to elect cash or net share settlement, the Company expects to issue, upon physical settlement of such Forward Sale Agreement, 3,600,000 Common Shares to the Forward Purchaser at the then-applicable forward sale price. The Company expects to physically settle the Forward Sale Agreement in full, which settlement is expected to occur on one or more dates no later April 10, 2017, subject to acceleration by the Forward Purchaser upon the occurrence of certain events.

The Offering is described in the prospectus supplement of the Company, dated April 4, 2016, together with the related prospectus, filed with the Securities and Exchange Commission on May 2, 2014.

The Underwriting Agreement and Forward Sale Agreement contain various representations, warranties and agreements by the Company, conditions to closing, indemnification rights and obligations of the parties and acceleration and termination provisions. The foregoing descriptions of the Underwriting Agreement and Forward Sale Agreement are qualified in their respective entirety by the terms and conditions of the Underwriting Agreement and Forward Sale Agreement, which are filed as Exhibits 1.1 and 1.2 hereto, respectively, and are incorporated herein by reference.

In connection with the Offering, Venable LLP delivered its legality opinion with respect to the Common Shares to be issued in the Offering. A copy of the legality opinion is attached hereto as Exhibit 5.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated April 4, 2016, by and among Acadia Realty Trust, Acadia Realty Limited Partnership, Barclays Capital Inc. and Citigroup Global Markets Inc., as underwriters, Citigroup Global Markets Inc., in its capacity as forward seller, and Citibank, N.A., as forward purchaser.

1.2	Forward Sale Agreement, dated April 4, 2016.

5.1	Opinion of Venable LLP as to legality of the securities.

23.1	Consent of Venable LLP (included in Exhibit 5.1)

99.1	Press Release dated April 4, 2016.

99.2	Press Release dated April 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST

Date: April 8, 2016	By:	/s/ Jon Grisham
Name: Jon Grisham
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits

1.1	Underwriting Agreement, dated April 4, 2016, by and among Acadia Realty Trust, Acadia Realty Limited Partnership, Barclays Capital Inc. and Citigroup Global Markets Inc., as underwriters, Citigroup Global Markets Inc., in its capacity as forward seller, and Citibank, N.A., as forward purchaser.

1.2	Forward Sale Agreement, dated April 4, 2016.

5.1	Opinion of Venable LLP as to legality of the securities.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

99.1	Press Release dated April 4, 2016.

99.2	Press Release dated April 5, 2016.